Exhibit 10.1

CONFIDENTIAL

SECOND AMENDMENT TO COLLABORATION AGREEMENT

H1 and H2 Probes

This Second Amendment to Collaboration Agreement (the “Amendment”) effective as of date of last signature below (the “Amendment Effective Date”) by and among Illumina Cambridge, Ltd., a private company limited by shares organized under the laws of England and Wales, with an address at Illumina Centre, 19 Granta Park, Great Abington, Cambridge, CB21 6DF, United Kingdom (“Illumina”), SomaLogic, Inc., a Delaware corporation having a place of business at 2945 Wilderness Place, Boulder, CO 80301 (“SomaLogic”) and, solely for purposes of Section 11.7, Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122. Illumina and SomaLogic are referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

A. SomaLogic and Illumina entered into Collaboration Agreement effective as of December 31, 2021 (as amended prior to the date hereof, the “Agreement”), in accordance with which the Parties are engaged in a co-exclusive collaboration for the development of co-branded NGS-based proteomic distributable kits; and

B. The Parties now wish to further amend the Agreement as set forth herein.

The Parties agree as follows:

1. The terms in this Amendment with initial letters capitalized have the meanings set forth in this Amendment or, if not defined herein, as set forth in the Agreement.

2. Article 1 (Definitions). The following definitions are added to Article 1 of the Agreement:

(a)	“H1 Probe” or “H2 Probe” means a sequence of unmodified DNA nucleotides Controlled by SomaLogic that is complementary to one of two (2) portions of the nucleotide sequence of a SOMAmer Reagent, such that the H1 Probe is complementary to a first portion of the nucleotide sequence of the SOMAmer Reagent, the H2 Probe is complementary to a second portion of the SOMAmer Reagent, and the first portion and second portion together are complementary to at least 50% of the nucleotide sequence of the SOMAmer Reagent. Each H1 Probe and H2 Probe may contain any number of each of the following in any combination: an additional functional unit, an additional nucleotide sequence not complementary to either the first portion or the second portion of the SOMAmer Reagent nucleotide sequence (e.g., a barcode or primer sequence), an immobilization element (e.g., a biotin or an aldehyde), and a non-standard nucleotide (e.g., a locked nucleic acid (“LNA”) nucleotide or a peptide nucleic acid (“PNA”) nucleotide). For clarity, H1 Probes and H2 Probes each constitute SomaScan Technology but neither constitutes a SOMAmer Reagent.

(b)	“Probe Improvement” means any Foreground IP that is an Improvement to an H1 Probe or an H2 Probe.

CONFIDENTIAL

3. Article 2 (License Grant).

(a)	Section 2.1(a) of the Agreement is amended to insert the phrase “H1 Probes and H2 Probes (excluding the right to have made H1 Probes or H2 Probes that do not contain a non-standard nucleotide such as an LNA nucleotide or a PNA nucleotide)” after the phrase “SomaLogic Foreground IP,” such that Section 2.1(a)(i)(A) will read as follows:

“(A) the Licensed Patents, SomaScan Technology (including associated Trade Secrets and Know-How), SomaLogic Foreground IP, H1 Probes and H2 Probes (excluding the right to have made H1 Probes or H2 probes that do not contain a non-standard nucleotide such as an LNA nucleotide or a PNA nucleotide), and SOMAmer Reagents (excluding the right to make or have made SOMAmer Reagents) to make, have made (on Illumina’s behalf), use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory;”

(b)	Section 2.1(b) of the Agreement is amended to insert the phrase “H1 Probes and H2 Probes (excluding the right to have made H1 Probes or H2 Probes that do not contain a non-standard nucleotide such as an LNA nucleotide or a PNA nucleotide),” after the phrase “SomaLogic Foreground IP,” such that Section 2.1(b)(i) will read as follows:

“(i) the Licensed Patents, SomaScan Technology (including associated Trade Secrets and Know-How), SomaLogic Foreground IP, H1 Probes and H2 Probes (excluding the right to have made H1 Probes or H2 probes that do not contain a non-standard nucleotide such as an LNA nucleotide or a PNA nucleotide), and SOMAmer Reagents (excluding the right to make or have made SOMAmer Reagents) to make, have made (on Illumina’s behalf), use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory;”

(c)	A new Section 2.1(f) of the Agreement is hereby added in proper alpha-numeric order as follows:

“(f) License to Probe Improvements. Notwithstanding Section 2.1(e) with respect to the limited license granted to SomaLogic to use Illumina Foreground IP, Illumina, on behalf of itself and its Affiliates, hereby grants to SomaLogic and its Affiliates, and SomaLogic accepts, an exclusive (except as to Illumina and its Affiliates), royalty-free, perpetual, irrevocable, worldwide license, including the right to grant and authorize sublicenses (including through multiple tiers), under Illumina’s and its Affiliates’ rights and interests in and to any Probe Improvements (including Trade Secrets and Know-How related to such Probe Improvements) Controlled by Illumina or any of its Affiliates solely to make, have made (on SomaLogic’s behalf), use, Sell, have Sold, offer for Sale, import and export products and services utilizing SOMAmer Reagents.”

CONFIDENTIAL

4. Article 9 (Intellectual Property). Section 9.2(a)(ii)(A) of the Agreement is amended to insert “, H1 Probes, H2 Probes,” after the phrase “the SomaLogic Other IP”, such that Section 9.2(a)(ii)(A) will read as follows:

“(A) the SomaLogic Other IP, H1 Probes, H2 Probes, and SOMAmer Reagents (including any target-binding aptamers with up to 80% identity thereto, expressly excluding reporter bar code sequences and sequences for library handling, sequencing and readout), and”

5. Except as specifically modified by this Amendment, all provisions of the Agreement will remain in full force and effect from the Effective Date through the end of the Term.

6. Each Party warrants and represents that it (a) it has the right to enter into this Amendment; and (b) the terms of this Amendment are not inconsistent with other contractual obligations, expressed or implied, which it may have.

7. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will constitute a single legal instrument. Signature pages of this Amendment may be exchanged by facsimile or electronically as a portable document format (.pdf) file or similar electronic file and such signature pages will be deemed to be originals.

8. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties as to the subject matter of the Agreement, and supersedes and merges all prior agreements and understandings regarding the same.

CONFIDENTIAL

The Parties have executed this Second Amendment to Collaboration Agreement as of the Amendment Effective Date.

ILLUMINA CAMBRIDGE, LTD.		SOMALOGIC, INC.

By:	/s/ Stuart Poll	By:	/s/ Lauren Crowe
Name:	Stuart Poll	Name:	Lauren Crowe
Title:	VP Global Supply Chain	Title:	Vice President, Finance
Date:	15-Jun-2023	Date:	14-Jun-2023

Solely for purposes of Section 11.7 and Section 14.15 of the Agreement

ILLUMINA, INC.

By:	/s/ Ashley Van Zeeland
Name:	Ashley Van Zeeland
Title:	VP Corporate Development
Date:	14-Jun-2023